EXHIBIT 4.2

                                THE COMPANIES LAW

                           A COMPANY LIMITED BY SHARES

                           THIRD AMENDED AND RESTATED
                             ARTICLES OF ASSOCIATION
                                       OF

                       TTI TEAM TELECOM INTERNATIONAL LTD.

                              ____________________
                        (as amended through Aug 10, 2006)

                               GENERAL PROVISIONS

1.   OBJECT AND PURPOSE OF THE COMPANY

          (a) The object and purpose of the Company shall be as set forth in the Company's Memorandum of Association, as the same shall be amended from time to time in accordance with applicable law.

          (b) In accordance with Section 11(a) of the Companies Law, 5759-1999 (the "Companies Law"), the Company may contribute a reasonable amount to a worthy cause.

2.   LIMITATION OF LIABILITY

     The liability of the shareholders is limited to the payment of the nominal value of the shares in the Company allotted to them and which remains unpaid, and only to that amount. If the Company's share capital shall include at any time shares without a nominal value, the shareholders' liability in respect of such shares shall be limited to the payment of up to NIS 0.50 for each such share allotted to them and which remains unpaid, and only to that amount.


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3.   INTERPRETATION

          (a) Unless the subject or the context otherwise requires: words and expressions defined in the Companies Law in force on the date when these Articles or any amendment thereto, as the case may be, first became effective shall have the same meanings herein; words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine gender; and words and expressions importing persons shall include bodies corporate.

          (b) The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

3A.  AMENDMENT.

     The approval of a resolution adopted in a General Meeting approved by a simple majority of the voting power represented at the meeting in person or by proxy and voting thereon (a "Shareholders Resolution") is required to approve any amendment to these Articles.

                                  SHARE CAPITAL

4.   SHARE CAPITAL

          4.1 The share capital of the Company is Eighteen Million Three Hundred and Eighteen Thousand One Hundred Ninety-Five Point Five New Israeli Shekels (NIS 18,318,195.5) divided into Thirty Million (30,000,000) Ordinary Shares, of a nominal value of One Half of One New Israeli Shekel (NIS 0.50) each, and Six Million Six Hundred and Thirty-Six Thousand Three Hundred and Ninety-One (6,636,391) Series A Convertible Preferred Shares, of a nominal value of One Half of One New Israeli Shekel (NIS 0.50) each (the "PREFERRED SHARES")."

          4A. The Preferred Shares

               The Preferred Shares confer on the holders thereof all rights accruing to holders of Ordinary Shares in the Company, and in addition, bear the following rights:

               (a) Subject to any provisions hereof conferring special rights as to voting, or restricting the right to vote, every holder of Preferred Shares shall have one vote for each Ordinary Share into which the Preferred Shares held by him of record could be converted (as provided in this Article), on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means. For this purpose, the holders of Preferred Shares shall be given notice of any meeting of shareholders as to which the holders of Ordinary Shares are given notice in accordance with these Articles and applicable law.


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               (b) Subject to the registration of the Ordinary Shares underlying the Preferred Shares pursuant to an effective registration statement (the "Registration Statement"), commencing two years after the effective date of the Registration Statement, at any time that the Ordinary Shares trade at a closing ask price of $4.40 (as adjusted for share splits, consolidations, share dividends, bonus share issuances and other recapitalizations of the Company's shares) or higher for a 20 consecutive trading day period, with an average daily trading volume of at least 100,000 shares per day during such period, each Preferred Share shall automatically be converted into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the applicable Original Issue Price (as defined in Article 4A(d)) by the applicable Conversion Price (as defined in and subject to adjustment under Article 4A(d)) at the time in effect for such share (as adjusted for share splits, consolidations, share dividends, bonus share issuances and other recapitalizations of the Company's shares) (an "AUTOMATIC CONVERSION"). Holders of record of Preferred Shares shall be given written notice on the date on which an Automatic Conversion was triggered or, if later, the date designated for such Automatic Conversion (the "AUTOMATIC CONVERSION DATE") and the place designated for Automatic Conversion of all such Preferred Shares pursuant to this Article 4A. Such notice shall be provided in accordance with Article 69(a) of these Articles to each record holder of Preferred Shares. Upon receipt of such notice, each holder of Preferred Shares subject to such Automatic Conversion, shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice, and shall thereafter receive certificates for the number of Ordinary Shares to which such holder is entitled pursuant to this Article 4A. On the Automatic Conversion Date, all outstanding Preferred Shares, subject thereto, shall be deemed to have been converted into Ordinary Shares, which shall be deemed to be outstanding of record, and all rights with respect to the Preferred Shares so converted, including the rights, if any, to receive notices and vote (other than as a holder of Ordinary Shares) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of Ordinary Shares into which such Preferred Shares have been converted, and payment of any declared but unpaid dividends thereon. As soon as practicable after the Automatic Conversion Date, as applicable, and the surrender of the certificate or certificates for Preferred Shares, the Company shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full Ordinary Shares issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 4A(f) in respect of any fraction of an Ordinary Share otherwise issuable upon such conversion.

               (c) Each Preferred Share shall be convertible at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the applicable Original Issue Price (as defined in and subject to adjustment under Article 4A(d)) by the applicable Conversion Price at the time in effect for such share. Before any holder of Preferred Shares shall be entitled (in the case of a conversion at such holder's option) to convert the same into Ordinary Shares, he/she/it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company, and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names of any nominee for such holder in which the certificate or certificates for Ordinary Shares are to be issued. Such conversion (in the case of a conversion at such holder's option) shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date. The Company shall, as soon as practicable after the conversion and tender of the certificate for the Preferred Shares converted, issue and deliver at such office to such holder of Preferred Shares or to the nominee or nominees of such holder of Preferred Shares or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid.


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               (d) The Original Issue Price of the Preferred Shares is US$2.20.
          The initial Conversion Price for the Preferred Shares shall be the Original Issue Price (subject to any adjustments under this Article 4A(d)) (the "CONVERSION PRICE"). Subject and pursuant to the provisions of this Section 4A(d), the Conversion Price and number of Ordinary Shares into which the Preferred Shares shall be convertible shall be subject to adjustment from time to time as set forth hereinafter.

                    (i) If the Company shall, at any time or from time to time pay a dividend or make a distribution on its Ordinary Shares in additional Ordinary Shares, subdivide its outstanding Ordinary Shares into a greater number of shares or combine its outstanding Ordinary Shares into a smaller number of shares or issue by reclassification of its outstanding Ordinary Shares any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then the number of Ordinary Shares into which the Preferred Shares are convertible and the Conversion Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the holder of Preferred Shares thereafter converting the Preferred Shares shall be entitled to receive the number of Ordinary Shares or other capital stock which such holder would have received if such Preferred Shares had been exercised immediately prior to such event upon payment of a Conversion Price that has been adjusted to reflect a fair allocation of the economics of such event to such Preferred Shares. Such adjustments shall be made successively whenever any event listed above shall occur.

                    (ii) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the surviving entity, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of Preferred Shares shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Ordinary Shares immediately theretofore issuable upon conversion of such Preferred Shares, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Ordinary Shares equal to the number of Ordinary Shares immediately theretofore issuable upon conversion of the Preferred Shares, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each holder of Preferred Shares to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to each holder of Preferred Shares, at the last address of such holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under the terms hereof. The provisions of this paragraph (ii) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

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                    (iii) In case the Company shall fix a payment date for the making of a distribution to all holders of Ordinary Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 4A(d)(i)), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of Ordinary Shares outstanding multiplied by the Market Price (as defined below) per share of Ordinary Shares immediately prior to such payment date, less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of Ordinary Shares outstanding multiplied by such Market Price per Ordinary Shares immediately prior to such payment date. "MARKET PRICE" as of a particular date (the "VALUATION DATE") shall mean the following: (a) if the Ordinary Shares are then listed on a national stock exchange, the closing sale price of one Ordinary Share on such exchange on the last trading day prior to the Valuation Date; (b) if the Ordinary Shares are then quoted on The Nasdaq Stock Market, Inc. ("NASDAQ"), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the "BULLETIN BOARD") or such similar exchange or association, the closing sale price of one Ordinary Share on Nasdaq, the Bulletin Board or such other exchange or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Ordinary Shares are not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one Ordinary Share as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the holders of the Preferred Shares. If the Ordinary Shares are not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by a holder of the Preferred Shares prior to the exercise hereunder as to the fair market value of an Ordinary Share as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the holders of the Preferred Shares are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the holders of the Preferred Shares shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the holders Preferred Shares. Such adjustment shall be made successively whenever such a payment date is fixed.


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                    (iv) An adjustment to the Conversion Price shall become
               effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

                    (v) In the event that, as a result of an adjustment made
               pursuant to this Article 4A, the holder of the Preferred Shares shall become entitled to receive any shares of capital stock of the Company other than Ordinary Shares, the number of such other shares so receivable upon conversion of the Preferred Shares shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Ordinary Shares contained herein.

                    (vi) Except as provided in subsection (vii) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (vi)(A) through (vi)(G) hereof, deemed to have issued or sold, any Ordinary Shares for no consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "TRIGGER ISSUANCE") the then-existing Conversion Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

                    ADJUSTED CONVERSION PRICE = (A X B) + D

                                                  A+C

                    where

                    "A" equals the number of Ordinary Shares outstanding,
               including Additional Ordinary Shares (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;


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                    "B" equals the Conversion Price in effect immediately
               preceding such Trigger Issuance;

                    "C" equals the number of Additional Ordinary Shares issued or deemed issued hereunder as a result of the Trigger Issuance;
               and

                    "D" equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

PROVIDED, HOWEVER, that in no event shall the Conversion Price after giving effect to such Trigger Issuance be greater than the Conversion Price in effect prior to such Trigger Issuance.

          For purposes of this subsection (vi), "ADDITIONAL ORDINARY SHARES" shall mean all Ordinary Shares issued by the Company or deemed to be issued pursuant to this subsection (vi), other than Excluded Issuances (as defined in subsection (vii) hereof).

          For purposes of this subsection (vi), the following subsections
     (vi)(A) to (vi)(G) shall also be applicable:

                         (vi)(A) Issuance of Rights or Options. In case at any
                    time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Ordinary Shares or any stock or security convertible into or exchangeable for Ordinary Shares (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "CONVERTIBLE SECURITIES") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Ordinary Shares are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (1) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
                    (2) the total maximum number of Ordinary Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of Ordinary Shares issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection
                    (vi)(C), no adjustment of the Conversion Price shall be made upon the actual issue of such Ordinary Shares or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Ordinary Shares upon conversion or exchange of such Convertible Securities.


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                         (vi)(B) Issuance of Convertible Securities. In case the
                    Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Ordinary Shares are issuable upon such conversion or exchange (determined by dividing (1) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (2) the total number of Ordinary Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of Ordinary Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, PROVIDED that (a) except as otherwise provided in subsection
                    (d)(vi)(C), no adjustment of the Conversion Price shall be made upon the actual issuance of such Ordinary Shares upon conversion or exchange of such Convertible Securities and
                    (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible
                    Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection (d)(vi).


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                         (vi)(C) Change in Option Price or Conversion Rate. Upon
                    the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection (d)(vi)(A) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections (d)(vi)(A) or (d)(vi)(B), or the rate at which Convertible Securities referred to in subsections (d)(vi)(A) or (d)(vi)(B) are convertible into or exchangeable for Ordinary Shares shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 8(f) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 4A(d)(vi) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                         (vi)(D) Stock Dividends. Subject to the provisions of
                    this Section 4A((d)(vi), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Ordinary Shares) payable in Ordinary Shares, Options or Convertible Securities, then any Ordinary Shares, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                         (vi)(E) Consideration for Stock. In case any Ordinary
                    Shares, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Ordinary Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Ordinary Shares, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the "ADDITIONAL RIGHTS") are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the holders of the Preferred Shares). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by any holder of the Preferred Shares as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the holder of the Preferred Shares are unable to agree upon the fair market value of the Additional Rights, the Company and the holders of the Preferred Shares shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the holders of the Preferred Shares.


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                         (vi)(F) Record Date. In case the Company shall take a
                    record of the holders of its Ordinary Shares for the purpose of entitling them (i) to receive a dividend or other distribution payable in Ordinary Shares, Options or Convertible Securities or (ii) to subscribe for or purchase Ordinary Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                         (vi)(G) Treasury Shares. The number of Ordinary Shares
                    outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Ordinary Shares for the purpose of this subsection 4A(d)(vi).

                    (vii) Anything herein to the contrary notwithstanding, the
               Company shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (A) Ordinary Shares, Options or Convertible Securities issued to employees of the Company in connection with their employment by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (B) Ordinary Shares issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, (C) securities issued pursuant to that certain Purchase Agreement dated November 29, 2004, among the Company and the Investors named therein (the "PURCHASE AGREEMENT"), including securities issued to the placement agent in connection with the transactions contemplated by the Purchase Agreement, and securities issued upon the exercise or conversion of those securities, (D) Ordinary Shares issued or issuable by reason of a dividend, stock split or other distribution on Ordinary Shares (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions hereof), and
               (E) Ordinary Shares or Convertible Securities issued in a strategic transaction approved by the Board of Directors of the Company the primary purpose of which is not the raising of capital (collectively, "EXCLUDED ISSUANCES").


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                    (viii) Upon any adjustment to the Conversion Price pursuant to Section 4A(d)(vi) above, the number of Ordinary Shares into which the Preferred Shares are convertible shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the Conversion Price in effect immediately prior to such adjustment and the denominator of which shall be the Conversion Price in effect immediately thereafter.

                    (ix) If the Company subdivides or combines its Ordinary
               Shares, the Conversion Price shall be proportionately reduced, in case of subdivision of shares, as at the effective date of such subdivision, or if the Company fixes a record date for the purpose of so subdividing, as at such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as the effective date of such combination, or, if the Company fixes a record date for the purpose of so combining, as at such record date, whichever is earlier.

               (e) The Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder in this Article 4A by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 4A and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Shares against impairment.

               (f) No fractional shares shall be issued upon conversion of the Preferred Shares, and the number of shares of Ordinary Shares to be issued shall be rounded to the nearest whole share. No adjustment to the Conversion Price shall be made in an amount less than one cent ($0.01) per share. No adjustment to the Conversion Price shall be made if it has the effect of increasing the Conversion Price beyond the applicable Conversion Price immediately prior to such adjustment. In the event that any conversion of a Preferred Share results in the issuance of more than one Ordinary Share, then a portion of the share premium paid upon the original issuance of such Preferred Share shall be deemed to have been paid as capital on the additional Ordinary Shares so issued.

               (g) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article 4A, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares a certificate setting forth each adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall furnish or cause to be furnished to such holder a like certificate setting forth
          (A) such adjustment or readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Preferred Share.

               (h) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (including a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Shares, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (i) The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all issued and outstanding Preferred Shares; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holders of such Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Share capital to such number of shares as shall be sufficient for such purposes.

               (j) The Company shall not declare, pay or set aside any dividends (other than dividends payable in Ordinary Shares to all holders of stock of the Company where the amount of such dividend is based on their ownership of Ordinary Shares and Ordinary Share Equivalents) on the Ordinary Shares unless the holders of the Preferred Shares then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding Preferred Share to the product of (i) the per share dividend to be declared, paid or set aside for the Ordinary Shares, as the case may be, multiplied by (ii) the number of Ordinary Shares into which each Preferred Share is then convertible.

               (k) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment shall be made to the holders of Ordinary Shares or any other class or series of stock ranking on liquidation junior to the Preferred Shares by reason of their ownership thereof, an amount equal to the greater of: (i) $2.20 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had each such share been converted into Ordinary Shares pursuant to this
          Section 4A immediately prior to such liquidation, dissolution or winding up (the greater of (i) or (ii) is hereafter referred to as the "PREFERRED LIQUIDATION AMOUNT").

               (l) After the payment of the Preferred Liquidation Amount in full to the holders of Preferred Shares pursuant to the foregoing subsection (k), any remaining assets and funds of the Company available for distribution to its shareholders upon the dissolution, liquidation or winding up of the Company shall be distributed pro rata to the holders of Ordinary Shares."

5.   INCREASE OF SHARE CAPITAL

          (a) Subject to the terms of these Articles, the Company may, from time to time, by a Shareholders Resolution, whether or not all shares then authorized have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution shall provide.

          (b) Except to the extent otherwise provided in such resolution, such new shares shall be subject to all the provisions applicable to the shares of the original capital.

6.   SPECIAL RIGHTS; MODIFICATIONS OF RIGHTS

          (a) Without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, by Shareholders Resolution, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such Shareholders Resolution.

          (b) (i) If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company, by Shareholders Resolution passed by the holders of a majority of the issued shares of such class present and voting at a separate General Meeting of the holders of the shares of such class.

               (ii) The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class.

               (iii) Unless otherwise provided by these Articles, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed, for purposes of this
          Article 6(b), to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

7.   CONSOLIDATION, SUBDIVISION, CANCELLATION AND REDUCTION OF SHARE CAPITAL

          (a) The Company may, from time to time, by Shareholders Resolution (subject, however, to the provisions of Article 6(b) hereof and to applicable law):

               (i) consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares,

               (ii) subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by these Articles of Association (subject, however, to the provisions of the Companies
          Law), and the Shareholders Resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

               (iii) cancel any shares which, at the date of the adoption of such resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled, or

               (iv) reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

          (b) With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, including, INTER ALIA, resort to one or more of the following actions:

               (i) determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

               (ii) allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

               (iii) redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

               (iv) cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article 7(b)(iv).

                                     SHARES

8.   ISSUANCE OF SHARE CERTIFICATES; REPLACEMENT OF LOST CERTIFICATES

          (a) Share certificates shall be issued under the seal or stamp of the Company and shall bear the signatures of two Directors (or if there be only one Director, the signature of such Director), or of any other person or persons authorized thereto by the Board of Directors.

          (b) Each member shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if reasonably requested by such member, to several certificates, each for one or more of such shares.

          (c) A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Registrar of Members in respect of such co-ownership.

          (d) If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors may think fit.

          (e) The Company may issue bearer shares.

9.   REGISTERED HOLDER

     Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be bound to recognize any equitable or other claim to, or interest in such share on the part of any other person.

10.  ALLOTMENT OF SHARES

     The unissued shares from time to time shall be under the control of the Board of Directors, who shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions (including inter alia terms relating to calls as set forth in Article 12(f) hereof), and either at par or at a premium, or, subject to the provisions of the Companies Law, at a discount, and at such times, as the Board of Directors may think fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may think fit.

11.  PAYMENT IN INSTALLMENTS

     If by the terms of allotment of any share, the whole or any part of the price thereof shall be payable in installments, every such installment shall, when due, be paid to the Company by the then registered holder(s) of the share of the person(s) entitled thereto.

12.  CALLS ON SHARES

          (a) The Board of Directors may, from time to time, make such calls as it may think fit upon members in respect of any sum unpaid in respect of shares held by such members which is not, by the terms of allotment thereof or otherwise, payable at a fixed time, and each member shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.

          (b) Notice of any call shall be given in writing to the member(s) in question not less than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and designating the person to whom such payment shall be made, provided, however, that before the time for any such payment, the Board of Directors may, by notice in writing to such member(s), revoke such call in whole or in part, extend such time, or alter such person and/or place. In the event of a call payable in installments, only one notice thereof need be given.

          (c) If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were a call duly made by the Board of Directors and of which due notice had been given, and all the provisions herein contained with respect to such calls shall apply to each such amount.

          (d) The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

          (e) Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board of Directors may prescribe.

          (f) Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

13.  PREPAYMENT

     With the approval of the Board of Directors, any member may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 13 shall derogate from the right of the Board of Directors to make any call before or after receipt by the Company of any such advance.

14.  FORFEITURE AND SURRENDER

          (a) If any member fails to pay any amount payable in respect of a call, or interest thereon as provided for herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board of Directors, may at any time thereafter, so long as the said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made. Any expense incurred by the Company in attempting to collect any such amount or interest, including, inter alia, attorneys' fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

          (b) Upon the adoption of a resolution of forfeiture, the Board of Directors shall cause notice thereof to be given to such member, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall not be less than fourteen (14) days and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to the expiration of such period, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall estop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

          (c) Whenever shares are forfeited as herein provided, all dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

          (d) The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

          (e) Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors thinks fit.

          (f) Any member whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 12(e) above, and the Board of Directors, in its discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing by the member in question (but not yet due) in respect of all shares owned by such member, solely or jointly with another, and in respect of any other matter or transaction whatsoever.

          (g) The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it thinks fit, but no such nullification shall estop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 14.

15.  LIEN

          (a) Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each member (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements arising from any cause whatsoever, solely or jointly with another, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

          (b) The Board of Directors may cause the Company to sell any shares subject to such lien when any such debt, liability or engagement has matured, in such manner as the Board of Directors may think fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such member, his executors or administrators.

          (c) The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such member (whether or not the same have matured), or any specific part of the same (as the Company may determine), and the residue (if any) shall be paid to the member, his executors, administrators or assigns.

16.  SALE AFTER FORFEITURE OR SURRENDER OR IN ENFORCEMENT OF LIEN

     Upon any sale of shares after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint some person to execute an instrument of transfer of the shares so sold and cause the purchaser's name to be entered in the Register of Members in respect of such shares, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Register of Members in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

17.  REDEEMABLE SHARES

     The Company may, subject to applicable law, issue redeemable shares and redeem the same.

18.  Reserved.

                               TRANSFER OF SHARES

19.  EFFECTIVENESS AND REGISTRATION

     No transfer of shares shall be registered unless a proper instrument of transfer (in form and substance satisfactory to the Board of Directors) has been submitted to the Company or its agent, together with any share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Register of Members in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof. The Board of Directors, may, from time to time, prescribe a fee for the registration of a transfer.

20.  RECORD DATE FOR GENERAL MEETINGS

     Notwithstanding any provision to the contrary in these Articles, for the determination of the members entitled to receive notice of and to participate in and vote at a General Meeting, or to express consent to or dissent from any corporate action in writing, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of shares of the Company, the Board of Directors may fix, in advance, a record date, which, subject to applicable law, shall not be earlier than ninety (90) days prior to the General Meeting or other action, as the case may be. No persons other than holders of record of shares as of such record date shall be entitled to notice of and to participate in and vote at such General Meeting, or to exercise such other right, as the case may be. A determination of members of record with respect to a General Meeting shall apply to any adjournment of such meeting, provided that the Board of Directors may fix a new record date for an adjourned meeting.

                             TRANSMISSION OF SHARES

21.  DECEDENTS' SHARES

          (a) In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 21(b) have been effectively invoked.

          (b) Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title), shall be registered as a member in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

22.  RECEIVERS AND LIQUIDATORS

          (a) The Company may recognize the receiver or liquidator of any corporate member in winding-up or dissolution, or the receiver or trustee in bankruptcy of any member, as being entitled to the shares registered in the name of such member.

          (b) The receiver or liquidator of a corporate member in winding-up or dissolution, or the receiver or trustee in bankruptcy of any member, upon producing such evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a member in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

                                GENERAL MEETINGS

23.  ANNUAL GENERAL MEETING

     An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place either within or without the State of Israel as may be determined by the Board of Directors.

24.  EXTRAORDINARY GENERAL MEETINGS

     All General Meetings other than Annual General Meetings shall be called "Extraordinary General Meetings." The Board of Directors may, whenever it thinks fit, convene an Extraordinary General Meeting at such time and place, within or without the State of Israel, as may be determined by the Board of Directors, and shall be obliged to do so upon a requisition in writing in accordance with
Section 63(b)(1) or (2) and 63(c) of the Companies Law.

25.  NOTICE OF GENERAL MEETINGS

     The Company is not required to give notice under Section 69(b) of the Companies Law.

                         PROCEEDINGS AT GENERAL MEETINGS

26.  QUORUM

          (a) Two or more members (not in default in payment of any sum referred to in Article 32(a) hereof), present in person or by proxy and holding shares conferring in the aggregate a majority of the voting power of the Company (subject to rules and regulations, if any, applicable to the Company), shall constitute a quorum at General Meetings. No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the requisite quorum is present when the meeting proceeds to business.

          (b) If within an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon requisition under Sections 63(b)(1) or (2), 64 or 65 of the Companies Law, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the Chairman may determine with the consent of the holders of a majority of the voting power represented at the meeting in person or by proxy and voting on the question of adjournment. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. If at such reconvened meeting a quorum is not present within half an hour from the time appointed for holding the meeting, any two (2) members (not in default as aforesaid) present in person or by proxy, shall constitute a quorum (subject to rules and regulations, if any, applicable to the Company).

          (c) The Board of Directors may determine, in its discretion, the matters that may be voted upon at the meeting by proxy in addition to the matters listed in Section 87(a) of the Companies Law.

27.  CHAIRMAN

     The Chairman, if any, of the Board of Directors shall preside as Chairman at every General Meeting of the Company. If there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as Chairman, the members present shall choose someone of their number to be Chairman. The office of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

28.  ADOPTION OF RESOLUTIONS AT GENERAL MEETINGS

          (a) A Shareholders Resolution shall be deemed adopted if approved by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon.

          (b) A Shareholders Resolution approving a merger (as defined in the Companies Law) of the Company shall be deemed adopted if approved by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon.

          (c) Every question submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by any member present in person or by proxy and entitled to vote at the meeting, the same shall be decided by such ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot. The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another member may then demand such written ballot. The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

          (d) A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

29.  RESOLUTIONS IN WRITING

     A resolution in writing signed by all members of the Company then entitled to attend and vote at General Meetings or to which all such members have given their written consent (by letter, facsimile [telecopier], telegram, telex or otherwise), or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the Chairman of the Board of Directors of the Company) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

30.  POWER TO ADJOURN

          (a) The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

          (b) It shall not be necessary to give any notice of an adjournment, whether pursuant to Article 26(b) or Article 30(a), unless the meeting is adjourned for thirty (30) days or more in which event notice thereof shall be given in the manner required for the meeting as originally called.

31.  VOTING POWER

     Subject to the provisions of Article 32(a) and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every member shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote hereon is conducted by a show of hands, by written ballot or by any other means.

32.  VOTING RIGHTS

          (a) No member shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid, but this Article shall not apply to separate General Meetings of the holders of a particular class of shares pursuant to Article 6(b).

          (b) A company or other corporate body being a member of the Company may, by resolution of its directors or any other managing body thereof, authorize any person to be its representative at any meeting of the Company. Any person so authorized shall be entitled to exercise on behalf of such member all the power which the latter could have exercised if it were an individual shareholder. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him.

          (c) Any member entitled to vote may vote either personally or by proxy (who need not be a member of the Company), or, if the member is a company or other corporate body, by a representative authorized pursuant to Article 32(b).

          (d) If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

                                     PROXIES

33.  INSTRUMENT OF APPOINTMENT

          (a) The instrument appointing a proxy shall be in writing and shall be substantially in the following form:

"I _____________________ of __________________________________
   (Name of Shareholder)         (Address of Shareholder)

being a member of ___________________________ hereby appoint
                     (Name of the Company)

________________________of _____________________________
   (Name of Proxy)              (Address of Proxy)

as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the _____ day of ___________, ____ and at any adjournment(s) thereof.

          Signed this ______ day of ____________, ____.

                                                       _________________________
                                                       (Signature of Appointer)"

or in any usual or common form or in such other form as may be approved by the Board of Directors. It shall be duly signed by the appointer or his duly authorized attorney or, if such appointer is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s).

          (b) The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall be delivered to the Company (at its Registered Office, or at its principal place of business or at the offices of its registrar and/or transfer agent or at such place as the Board of Directors may specify) not less than seventy-two (72) hours (or such shorter period as determined by the Board of Directors) before the time fixed for the meeting at which the person named in the instrument proposes to vote.

34.  EFFECT OF DEATH OF APPOINTOR OR REVOCATION OF APPOINTMENT

     A vote cast pursuant to an instrument appointing a proxy shall be valid notwithstanding the previous death of the appointing member (or of his attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided no written intimation of such death, revocation or transfer shall have been received by the Company or by the Chairman of the meeting before such vote is cast and provided, further, that the appointing member, if present in person at said meeting, may revoke the appointment by means of a writing, oral notification to the Chairman, or otherwise.

                               BOARD OF DIRECTORS

35.  POWERS OF BOARD OF DIRECTORS

          (a) IN GENERAL

               The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in General Meeting. The authority conferred on the Board of Directors by this Article 35 shall be subject to the provisions of the Companies Law, of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

          (b) BORROWING POWER

               The Board of Directors may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it thinks fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

          (c) RESERVES

               The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall think fit, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.

36.  EXERCISE OF POWERS OF DIRECTORS

          (a) A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretions vested in or exercisable by the Board of Directors.

          (b) A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and voting thereon.

          (c) A resolution may be adopted by the Board of Directors without convening a meeting if all Directors then in office and lawfully entitled to vote thereon (as conclusively determined by the Chairman of the Audit Committee , and in the absence of such determination - by the Chairman of the Board of Directors) have given their consent (in any manner whatsoever) not to convene a meeting. Such a resolution shall be adopted if approved by a majority of the Directors entitled to vote thereon (as determined as aforesaid). The Chairman of the Board of Directors shall sign any resolutions so adopted, including the decision to adopt such resolutions without a meeting.

37.  DELEGATION OF POWERS

          (a) The Board of Directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees, each consisting of two or more persons (all of whose members must be Directors), and it may from time to time revoke such delegation or alter the composition of any such committee. Any Committee so formed (in these Articles referred to as a "Committee of the Board of Directors"), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors. The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate such powers.

          (b) Without derogating from the provisions of Article 50, the Board of Directors may, subject to the provisions of the Companies Law, from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the Board of Directors may think fit, and may terminate the service of any such person. The Board of Directors may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the salaries and emoluments, of all such persons, and may require security in such cases and in such amounts as it thinks fit.

          (c) The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it thinks fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

38.  NUMBER OF DIRECTORS

     The Board of Directors shall consist of such number of Directors (not less than three (3) nor more than seven (7)) as may be determined by Shareholders Resolution of the Company.

39.  ELECTION AND REMOVAL OF DIRECTORS

          (a) If at any time, the Company shall be required to appoint independent or external directors such as a public director or directors of any other type as may be required by law ("External Directors") such directors shall serve on the Board according to the number required by law. External Directors will be appointed and removed pursuant to, and shall be governed by, the relevant provisions of the law which applies to External Directors. If permitted by applicable law, External Directors will be appointed by the Board.

          (b) The members of the Board of Directors shall be called Directors, and other than External Directors (who will be chosen and appointed, and whose term will expire, in accordance with applicable law,) they shall be appointed in accordance with the provisions of this Article.

          (c) Directors (other than External Directors and the Preferred Director, as defined below) shall be elected at the Annual General Meeting by vote of the holder of a majority of the voting power represented at such meeting in person or by proxy and voting on the election of directors, or by the Board of Directors. In the event that Directors are appointed by the Board of Directors, such appointment of Directors shall be adopted by Shareholders' Resolution at the first extraordinary or annual general meeting of the shareholders following the date upon which the Director was appointed by the Board of Directors. Each director shall serve, subject to section 39(d) and Article 42 hereof, and with respect to a Director appointed pursuant to Article 41 hereof, subject to such Article, until the Annual General Meeting following the Annual General Meeting at which such Director was appointed, or his early removal pursuant to this Article 39. The shareholders shall be entitled to remove any Director(s) from office, subject to section 29(d) and all subject to applicable law.

          (d) Notwithstanding anything to the contrary contained herein, for so long as at least 50% of the Preferred Shares issued under the Purchase Agreement remain outstanding, the holders of a majority of the outstanding Preferred Shares shall be entitled at any time to appoint, elect, remove and replace one Director (the "PREFERRED DIRECTOR") to the Board of Directors.

          `(e) Nothwithstanding anything to the contrary herein, the term of a Director may commence as of a date later than the date of the Shareholder Resolution electing said Director, if so specified in said Shareholder Resolution.

40.  QUALIFICATION OF DIRECTORS

     No person shall be disqualified to serve as a Director by reason of his not holding shares in the Company or by reason of his having served as a Director in the past.

41.  CONTINUING DIRECTORS IN THE EVENT OF VACANCIES

     In the event of one or more vacancies in the Board of Directors, the continuing Directors may continue to act in every matter, and may temporarily fill any such vacancy until the next Annual General Meeting, provided, however, that if they number less than a majority of the number provided for pursuant to
Article 38 hereof, they may only act in an emergency, and may call a General Meeting of the Company for the purpose of electing Directors to fill any or all vacancies, so that at least a majority of the number of Directors provided for pursuant to Article 38 hereof are in office as a result of said meeting.

42.  VACATION OF OFFICE

          (a) The office of a Director shall be vacated, ipso facto, upon his death, or if he be found lunatic or become of unsound mind, or if he become bankrupt, or, if the Director is a company, upon its winding-up.

          (b) The office of a Director shall be vacated by his written resignation. Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

43.  COMPENSATION OF DIRECTORS

     No Director shall be granted any compensation by the Company for his services as Director except as may be approved by the Company in a General Meeting, except for reimbursement of expenses incurred in connection with carrying out all duties as Director.

44.  CONFLICT OF INTERESTS

     Subject to the provisions of the Companies Law, the Company may enter into any contract or otherwise transact any business with any Director in which contract or business such Director has a personal interest, directly or indirectly; and may enter into any contract of otherwise transact any business with any third party in which contract or business a Director has a personal interest, directly or indirectly.

45.  ALTERNATE DIRECTORS

          (a) A Director may, by written notice to the Company, appoint a natural person who as an alternate for himself (in these Articles referred to as "Alternate Director"), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for an indefinite period, but will expire upon the expiration of the appointing Director's term, and shall be for all purposes.

          (b) Any notice given to the Company pursuant to Article 45(a) shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

          (c) An Alternate Director shall have all the rights and obligations of the Director who appointed him, provided, however, that he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides), and provided further that an Alternate Director shall have no standing at any meeting of the Board of Directors or any committee thereof while the Director who appointed him is present.

          (d) An Alternate Director shall alone be responsible for his own acts and defaults, and he shall not be deemed the agent of the Director(s) who appointed him.

          (e) The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 42, and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceases to be a Director.

          (f) Notwithstanding Article 45(a), (i) no person shall be appointed as the Alternate Director for more than one Director and (ii) except as otherwise specifically permitted by the Companies Law, (A) no External Director may appoint an Alternate Director, and (B) no director may serve as an Alternate Director.

                      PROCEEDINGS OF THE BOARD OF DIRECTORS

46.  MEETINGS

          (a) The Board of Directors may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Board of Directors think fit. Notice of meetings of the Board of Directors shall be sent to each Director at the last address that the Director provided to the Company, or via telephone, facsimile or email message.

          (b) Any Director may at any time, and the Secretary, upon the request of such Director, shall, convene a meeting of the Board of Directors, but not less than five (5) days' notice (oral or written) shall be given of any meeting so convened. The failure to give notice to a Director in the manner required hereby may be waived by such Director.

47.  QUORUM

     Until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence of a majority of the Directors then in office who are lawfully entitled to participate in the meeting (as conclusively determined by the Chairman of the Audit Committee and in the absence of such determination - by the Chairman of the Board of Directors), but shall not be less than two.

48.  CHAIRMAN OF THE BOARD OF DIRECTORS

     The Board of Directors may from time to time elect one of its members to be the Chairman of the Board of Directors, remove such Chairman from office and appoint another in its place. The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting, or if he is unwilling to take the chair, the Directors present shall choose one of their number to be the chairman of such meeting.

49.  VALIDITY OF ACTS DESPITE DEFECTS

     Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

                                 GENERAL MANAGER

50.  GENERAL MANAGER

     The Board of Directors may from time to time appoint one or more persons, whether or not Directors, as General Manager(s) of the Company and may confer upon such person(s), and from time to time modify or revoke, such title(s) (including Managing Director, Director General or any similar or dissimilar title) and such duties and authorities of the Board of Directors as the Board of Directors may deem fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board of Directors may from time to time (subject to the provisions of the Companies Law and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.

                                     MINUTES

51.  MINUTES

          (a) Minutes of each General Meeting and of each meeting of the Board of Directors shall be recorded and duly entered in books provided for that purpose. Such minutes shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted thereat.

          (b) Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facia evidence of the matters recorded therein.

                                    DIVIDENDS

52.  DECLARATION OF DIVIDENDS

     The Board of Directors may from time to time declare, and cause the Company to pay, such interim dividend as may appear to the Board of Directors to be justified. The Board of Directors shall determine the time for payment of such dividends and the record date for determining the shareholders entitled thereto.

53.  Reserved.

54.  AMOUNT PAYABLE BY WAY OF DIVIDENDS

     Subject to the rights of the holders of shares with special rights as to dividends, any dividend paid by the Company shall be allocated among the members entitled thereto in proportion to their respective holdings of the shares in respect of which such dividend is being paid.

55.  INTEREST

     No dividend shall carry interest as against the Company.

56.  PAYMENT IN SPECIE

     Upon the recommendation of the Board of Directors approved by Ordinary Resolution of the Company, a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or debenture stock of the Company or of any other companies, or in any one or more of such ways.

57.  CAPITALIZATION OF PROFITS, RESERVES ETC.

     Upon the resolution of the Board of Directors, the Company -

          (a) may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the footing that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly, in payment, in full or in part, of the uncalled liability on any issued shares or debentures or debenture stock; and

          (b) may cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum.

58.  IMPLEMENTATION OF POWERS UNDER ARTICLES 56 AND 57

     For the purpose of giving full effect to any resolution under Articles 56 or 57, and without derogating from the provisions of Article 7(b) hereof, and subject to applicable law, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any members upon the footing of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors.

59.  DEDUCTIONS FROM DIVIDENDS

     The Board of Directors may deduct from any dividend or other moneys payable to any member in respect of a share any and all sums of money then payable by him to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other matter of transaction whatsoever.

60.  RETENTION OF DIVIDENDS

          (a) The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

          (b) The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under Articles 21 or 22, entitled to become a member, or which any person is, under said Articles, entitled to transfer, until such person shall become a member in respect of such share or shall transfer the same.

61.  UNCLAIMED DIVIDENDS

     All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.

62.  MECHANICS OF PAYMENT

     Any dividend or other moneys payable in cash in respect of a share may be paid by check or warrant sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to any one of such persons or to his bank account), or to such person and at such address as the person entitled thereto may by writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such check or warrant shall be sent at the risk of the person entitled to the money represented thereby.

63.  RECEIPT FROM A JOINT HOLDER

     If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

                                    ACCOUNTS

64.  BOOKS OF ACCOUNT

          (a) The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable law. Such books of account shall be kept at the Registered Office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors. No member, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board of Directors or by a Shareholders Resolution.

          (b) The Company shall make copies of its annual financial statements available for inspection by the shareholders at the principal offices of the Company. The Company shall not be required to send copies of its annual financial statements to shareholders, except upon request.

65.  AUDIT

     At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

66.  AUDITORS

     The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by applicable law. The Audit Committee shall have the authority to fix, in its discretion, the remuneration of the auditor(s) for the auditing services.

                                BRANCH REGISTERS

67.  BRANCH REGISTERS

     Subject to and in accordance with the provisions of the Companies Law and to all orders and regulations issued thereunder, the Company may cause branch registers to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable requirements of law, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.

                       RIGHTS OF SIGNATURE, STAMP AND SEAL

68.  RIGHTS OF SIGNATURE, STAMP AND SEAL

          (a) The Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

          (b) The Company shall have at least one official stamp.

          (c) The Board of Directors may provide for a seal. If the Board of Directors so provides, it shall also provide for the safe custody thereof. Such seal shall not be used except by the authority of the Board of Directors and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

                                     NOTICES

69.  NOTICES

          (a) Any written notice or other document may be served by the Company upon any member either personally, or by facsimile transmission, or by sending it by prepaid mail (airmail or overnight air courier if sent to an address on a different continent from the place of mailing) addressed to such member at his address as described in the Register of Members or such other address as he may have designated in writing for the receipt of notices and other documents. Any written notice or other document may be served by any member upon the Company by tendering the same in person to the Secretary or the General Manager of the Company at the principal office of the Company, or by facsimile transmission, or by sending it by prepaid registered mail (airmail or overnight air courier if posted outside Israel) to the Company at its Registered Address. Any such notice or other document shall be deemed to have been served (i) in the case of mailing, two (2) business days after it has been posted (seven (7) business days if sent internationally), or when actually received by the addressee if sooner than two days or seven days, as the case may be, after it has been posted; (ii) in the case of overnight air courier, on the third business day following the day sent, with receipt confirmed by the courier, or when actually received by the addressee if sooner than three business days after it has been sent; (iii) in the case of personal delivery, on the date such notice was actually tendered in person to such member (or to the Secretary or the General Manager); or (iv) in the case of facsimile transmission, the date on which the sender receives automatic electronic confirmation by the recipient's facsimile machine that such notice was received by the addressee. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article 69(a).

          (b) All notices to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Members, and any notice so given shall be sufficient notice to the holders of such share.

          (c) Any member whose address is not described in the Register of Members, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

          (d) Notwithstanding any contrary provision herein, notice by the Company of a General Meeting which is published in two daily newspapers in Israel, if at all, shall be deemed to have been duly given to any member whose address as registered in the Register of Members is located in the State of Israel. The mailing or publication date and the date of the meeting shall be counted as part of the days comprising any notice period.

                             INSURANCE AND INDEMNITY

70.  EXCULPATION, INDEMNITY AND INSURANCE

          (a) For purposes of these Articles, the term "Office Holder" shall mean every Director and every officer of the Company, including, without limitation, each of the persons defined as "Nosei Misra" in the Companies Law.

          (b) Subject to the provisions of the Companies Law, the Company may prospectively exculpate an Office Holder from all or some of the Office Holder's responsibility for damage resulting from the Office Holder's breach of the Office Holder's duty of care to the Company.

          (c) Subject to the provisions of the Companies Law, the Company may indemnify an Office Holder in respect of an obligation or expense specified below imposed on or incurred by the Office Holder in respect of an act performed in his capacity as an Office Holder, as follows:

               (i) a financial obligation imposed on him in favor of another person by a court judgment, including a compromise judgment or an arbitrator's award approved by a court;

               (ii) reasonable litigation expenses, including attorneys' fees, expended by the Office Holder as a result of an investigation or proceeding instituted against him by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him and either (A) concluded without the imposition of any financial liability in lieu of criminal proceedings or (B) concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent; and

               (iii) reasonable litigation expenses, including attorneys' fees, expended by an Office Holder or charged to the Office Holder by a court, in a proceeding instituted against the Office Holder by the Company or on its behalf or by another person, or in a criminal charge from which the Office Holder was acquitted, or in a criminal proceeding in which the Office Holder was convicted of an offense that does not require proof of criminal intent.

The Company may undertake to indemnify an Office Holder as aforesaid, (aa) prospectively, provided that, in respect of Article 70(c)(i), the undertaking is limited to events which in the opinion of the Board of Directors are foreseeable in light of the Company's actual operations when the undertaking to indemnify is given, and to an amount or criteria set by the Board of Directors as reasonable under the circumstances, and further provided that such events and amount or criteria are set forth in the undertaking to indemnify, and (bb) retroactively.

          (d) Subject to the provisions of the Companies Law, the Company may enter into a contract for the insurance of all or part of the liability of any Office Holder imposed on the Office Holder in respect of an act performed in his capacity as an Office Holder, in respect of each of the following:

               (i) a breach of his duty of care to the Company or to another person;

               (ii) a breach of his fiduciary duty to the Company, provided that the Office Holder acted in good faith and had reasonable cause to assume that such act would not prejudice the interests of the Company;

               (iii) a financial obligation imposed on him in favor of another person.

          (e) The provisions of Articles 70(a), 70(b), 70(c) and 70(d) above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law; provided that the procurement of any such insurance and/or the provision of any such indemnification shall be approved by the Audit Committee of the Company.

                                   WINDING UP

71.  WINDING UP

     If the Company be wound up, then, subject to applicable law and to the rights of the holders of shares with special rights upon winding up, the assets of the Company available for distribution among the members shall be distributed to them in proportion to the nominal value of their respective holdings of the shares in respect of which such distribution is being made.

72.  MAJOR DECISIONS.

     Notwithstanding any other provision of these Articles, for so long as at least 65% of the Preferred Shares issued shall be outstanding, and no more than 35% of all Preferred Shares issued shall have been converted into Ordinary Shares, the approval of the holders of 50% of the then outstanding Preferred Shares shall be required prior to the Company taking any of the following actions:

          (a) Amendment of the Company's Articles of Association which adversely affects the rights of the Preferred Shares or authorizes additional shares of the Company's share capital;

          (b) Alter or change the rights, preferences or privileges of the Preferred Shares;

          (c) Declare or pay any dividends or make any distributions on any of the Company's securities (other than on the Preferred Shares);

          (d) Redeem, purchase or otherwise acquire any of the Company's securities ranking junior or pari passu with the Preferred Shares (except for (i) repurchases of Ordinary Shares from employees upon termination of employment pursuant to arrangements approved by the Board of Directors of the Company and (ii) redemptions of Preferred Shares);

          (e) Authorize or issue any equity securities having rights or preferences senior to or pari passu with the Preferred Shares with respect to voting, dividends redemption or liquidation;

          (f) Sale of the Company by sale of all or substantially all of the Company's issued and outstanding securities, merger, consolidation, sale of assets or otherwise if sale is not a sale resulting in consideration to the holders of Preferred Shares of at least $6.00 per Preferred Share, as adjusted for share splits, consolidations, share dividends, bonus share issuances and other recapitalizations of the Company's shares;

          (g) Sale or transfer of all of substantially all of the Company's intellectual property assets;

          (h) Voluntary dissolution or cessation of operations of the Company;

          (i) Any material change of the nature of the business of the Company;

          (j) Incur indebtedness (including any guarantees other than guarantees in the normal course of business, it being understood that such exclusion shall not include guarantees for borrowed monies) exceeding an aggregate principal amount of $3,000,000 outstanding at any time, except for bank debt which, when combined with other debt, may be incurred for up to $10,000,000 outstanding at any time;

          (k) Create or incur any material lien on the assets of the Company (other than liens for current taxes not yet payable or liens pursuant to permitted indebtedness);

          (l) Transaction with any director, officer, employee or affiliate (other than customary employment arrangements and benefit plans);

          (m) Enter into an agreement that would limit the Company's ability to perform its obligations in respect of the Preferred Shares or the Ordinary Shares issued upon conversion of the Preferred Shares;

          (n) Any other action, which pursuant to the Company's Articles of Association or the Companies Law requires the vote of the Preferred Shares as a separate class or series.

          (o) Create any subsidiary other than a wholly-owned subsidiary or permit any existing subsidiary to issue equity securities to any person or entity other than the Company.

          (p) Take any action relating to the above.